EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                           PERCENTAGE OWNED
NAME OF SUBSIDIARY         STATE OF INCORPORATION          BY REGISTRANT

American International             Louisiana                       100%
Refinery, Inc.

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